Amendment #3 to
SHARED SERVICES AGREEMENT

THIS AMENDMENT #3 TO SHARED SERVICES AGREEMENT (this “Amendment”), dated July 11, 2018, is made by and between Dell Inc., for itself and its Subsidiaries (“Dell”), and SecureWorks Corp. (f/k/a SecureWorks Holding Corporation), for itself and its Subsidiaries (“SCWX”) (each a “Party” and collectively, the “Parties”) and amends the Shared Services Agreement, dated July 20, 2015, that was entered into by and between the Parties (as amended, the “Agreement”). Capitalized terms used herein, but not defined herein, shall have the meanings given to such terms in the Agreement.

RECITALS

WHEREAS, pursuant to the Agreement, Dell is providing to SCWX certain Services set forth on Service Schedules in accordance with the terms and subject to the conditions set forth in the Agreement; and

WHEREAS, the Parties desire to amend Schedule B of the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions, and covenants contained in this Amendment, the Parties, intending to be legally bound, hereby agree as follows:

a.Schedule B. Schedule B of the Agreement shall be amended by replacing “$750,000 per year” with “$375,000 per year.” Such amended pricing shall be effective as of June 1, 2018.

b.Miscellaneous. Except as amended by the terms of this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control. This Amendment and the Agreement constitute the sole and entire understanding of the Parties with respect to the matters contemplated hereby and supersede and render null and void all prior negotiations, representations, agreements, and understandings (oral and written) between the Parties with respect to such matters. This Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. This Amendment may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

DELL INC. By: /s/ Janet Bawcom Name: Janet Bawcom Title: Senior Vice President & Assistant Secretary
SECUREWORKS CORP. By: /s/ George B. Hanna Name: George B. Hanna Title: Chief Legal Officer & Corporate Secretary